SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2014

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (214) 574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of Global Power Equipment Group Inc. (the “Company”) was held on May 1, 2014 at 9:00 a.m. Central time at the Company’s headquarters in Irving, Texas. As described in the definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2014 (the “2014 Proxy Statement”), the following occurred:

•                         The six nominees for director were elected;

•                         The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year 2014 was ratified; and

•                         A resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the 2014 Proxy Statement, was adopted.

The votes were as follows:

Proposal 1 — Election of Directors:

	Number of Shares Voted For	Number of Shares Voted Withheld	Broker Non- Votes
Luis Manuel Ramírez	12,758,994	238,726	1,985,712
Charles Macaluso	12,823,177	174,543	1,985,712
Carl Bartoli	12,752,932	244,788	1,985,712
Terence J. Cryan	12,823,827	173,893	1,985,712
Michael E. Salvati	12,753,915	243,805	1,985,712
Frank E. Williams, Jr.	12,754,157	243,563	1,985,712

Proposal 2 — Ratification of BDO USA, LLP as the Independent Registered Public Accounting Firm:

14,217,524 shares voted for, 327,130 shares voted against, 438,778 shares abstained from voting and there were 0 broker non-votes.

Proposal 3 —Advisory Vote on Executive Compensation:

12,048,791 shares voted for, 352,399 shares voted against, 596,530 shares abstained from voting, and there were 1,985,712 broker non-votes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2014

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara

Tracy D. Pagliara
Chief Administrative Officer, General Counsel and Secretary

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